Exhibit 24
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                         POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints, solely in connection with the undersigned's capacity as an officer and/or director of Wells Fargo & Company (the "Company"), each of Anne M. Daniel, Brad D. Kern, Janet McGinness, Tangela Richter, Ryan T. Tollgaard, Lori Kreidt, Meghan Daly and Robert Kaukol, acting alone, the undersigned's true and lawful attorney-in-fact to:

(1)	complete, sign, and submit to the United States Securities and
Exchange Commission Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, including with respect to any and all equity securities issued by the Company that may be considered to be owned by the undersigned for the purposes of such statute and rules;

(2)	complete, sign, and submit to the United States Securities and
Exchange Commission, for and on behalf of the undersigned, Form 144 (including any amendments thereto) in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to file any such Form 3, 4, 5 or 144, or any amendments thereto, with the United States Securities and Exchange Commission and any other authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present and acting, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that neither the Company nor any attorney-in-fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144 under the Securities Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.

	This Power of Attorney revokes any previous Power of Attorney granted by the undersigned with respect to the subject matter hereof, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a subsequently executed Power of Attorney or a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April, 2023.

						  /s/ Ather Williams III
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						     Ather Williams III